Exhibit 5.1

NANO-X IMAGING LTD.
Ofer Tech Park

94 Shlomo Shmeltzer Road

Petach Tikva

Israel 4970602

April 22, 2024

Re:	NANO-X IMAGING LTD.

Ladies and Gentlemen:

We have acted as Israeli counsel to NANO-X IMAGING LTD., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing of its Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 (File No. 333-271688) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) which registers (i) the offer, issuance and sale by the Company, from time to time, of any one or more of the following types of securities, individually or in units:

(i) (a)  ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”) of the Company (the “Primary Shares”);

(b)  warrants to purchase Ordinary Shares (“Primary Warrants”); and

(c) debt securities of the Company (“Debt Securities,” and collectively, the Primary Shares, Primary Warrants and Debt Securities are referred to as the “Primary Securities”) to be issued by the Company pursuant to an indenture (a “Company Indenture”) to be executed by the Company and the relevant trustee under the Company Indentures;

and (ii) the resale, from time to time, of up to 4,869,909 Ordinary Shares by the selling shareholder identified therein (the “Selling Shareholder”), of which 2,607,466 Ordinary Shares are held by the Selling Shareholder (the “Secondary Shares”) and 2,262,443 Ordinary Shares (the “Selling Shareholder Warrant Shares”) are issuable upon the exercise of the warrant issued to the Selling Shareholder, dated September 2, 2019, as amended by the Amendment to Warrant, dated June 4, 2020 (the “Selling Shareholder Warrant”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of a meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; (iv) the form of registration rights agreement, by and among the Company and certain shareholders named therein, including the Selling Shareholder (the “Registration Rights Agreement”); (v) minutes of meetings, or written resolutions adopted in lieu of meetings, of the Board and the shareholders of the Company, whereby the Company’s entry into the Registration Rights Agreement and the issuance by the Company of the Primary Securities, the Secondary Shares, the Selling Shareholder Warrant and, upon due exercise of the Selling Shareholder Warrant in accordance with the terms thereof, the Selling Shareholder Warrant Shares were approved; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to the Primary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters (for purposes of this paragraph, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement (including any post-effective amendments) shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Primary Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Primary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Primary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Primary Securities, if any, pursuant to which the Primary Shares may be issued, such Primary Shares, including any Ordinary Shares issued upon exercise or conversion of any Primary Warrants, will be validly issued, fully paid and non-assessable.

2.	The Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

3.	The Selling Shareholder Warrant Shares have been duly authorized for issuance, and when paid for and issued in accordance with the terms of the Selling Shareholder Warrant, will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Primary Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Primary Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Primary Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Primary Securities.

With respect to our opinion as to the Primary Shares, we have assumed that, at the time of issuance and sale of the Primary Shares, a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles, as then in effect, and that the consideration for the issuance and sale of the Primary Shares is in an amount that is not less than the nominal (par) value of the Ordinary Shares.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices

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